UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2005

Atrium Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 West Northwest Highway, Suite 500, Dallas, TX (Address of principal executive offices)	75220 (Zip Code)

Registrant’s telephone number, including area code: (214) 630-5757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 7, 2005, ACIH, Inc. (“ACIH”), the parent of Atrium Companies, Inc. (“Atrium”), launched a consent solicitation for a proposed waiver and amendment of certain provisions of the Indenture, dated as of December 28, 2004 and amended as of August 11, 2005 (as amended, the “Indenture”), between ACIH and U.S. Bank National Association, as trustee, with respect to ACIH’s outstanding 11 ½% Senior Discount Notes due 2012 (the “Notes”). Beneficial holders representing a majority in aggregate principal amount at stated maturity of all outstanding Notes have agreed in principle, subject to definitive execution and delivery, to deliver their consents to the proposed waiver and amendment, and ACIH anticipates receiving those consents shortly.

The purpose of the proposed waiver and amendment is to (a) waive ACIH’s obligation under the Indenture to furnish to the holders of the Notes and file with the trustee under the Indenture ACIH’s consolidated financial statements prepared as described in the Indenture along with certain results of operations information for the year ended December 31, 2004 and the quarter ended March 31, 2005 (collectively, the “Prior Financials”) through and including February 13, 2006 and any default or event of default under the Indenture arising therefrom; (b) amend the Indenture to extend the deadline for furnishing to the holders of the Notes and filing with the trustee under the Indenture ACIH’s unaudited consolidated financial statements prepared as described in the Indenture along with certain results of operations information for the quarters ended June 30, 2005 (the “Second Quarter Financials”) and September 30, 2005 (the “Third Quarter Financials”) to February 13, 2006; (c) amend the Indenture to allow Atrium and its restricted subsidiaries to incur indebtedness and issue preferred stock (x) initially, solely to the extent that on the date of any such incurrence or issuance and immediately after giving pro forma effect thereto and the use of proceeds thereof (in accordance with the definition of “Consolidated Leverage Ratio” in the Indenture) Atrium’s Consolidated Leverage Ratio (as defined in the Indenture) is less than or equal to 4.25:1.00 rather than 4.75:1.00 and, (y) once the Prior Financials, Second Quarter Financials and Third Quarter Financials are furnished to the holders of the Notes and filed with the trustee under the Indenture, less than or equal to 4.50:1.00; (d) amend the Indenture to allow ACIH and its restricted subsidiaries to incur indebtedness pursuant to Atrium’s credit agreement, dated as of

December 28, 2004, between Atrium and its senior lenders party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”), in an amount not to exceed $375.0 million rather than $475.0 million, (e) amend the Indenture to remove the $25.0 million general indebtedness basket described in the Indenture, (f) amend the Indenture to provide that ACIH and its restricted subsidiaries cannot make any restricted payments under the Indenture until ACIH’s consolidated leverage ratio is less than or equal to 4.75:1.00 at which time the amount available for restricted payments under the Indenture shall be reset to zero, (g) amend the Indenture to eliminate the $20.0 million restricted payments basket described in the Indenture until ACIH’s consolidated leverage ratio is less than 4.75:1.00; provided that the amendments described in clauses (c), (d) and (e) above will cease to have operative effect (and the original provisions that were amended shall again be in full force and effect as if not so amended) on the earlier of December 15, 2007 or the date ACIH’s consolidated leverage ratio is less than or equal to 5.00:1.00 and (h) amend the Indenture to add a definition of “Company’s Consolidated Leverage Ratio”, which shall be substantially similar to the definition of “Consolidated Leverage Ratio” therein except it will measure the ratio for ACIH and its restricted subsidiaries rather than Atrium and its restricted subsidiaries.

ACIH is seeking consents from each holder of record of the Notes as of November 4, 2005 (the “Record Date”). The consent solicitation with respect to the Notes will expire at 5:00 pm., New York City time, on Thursday, November 10, 2005, unless extended by ACIH in its sole discretion or ending earlier in accordance with the terms thereof (the “Expiration Date”). Upon the terms and subject to the conditions of the consent solicitation, (i) holders of the Notes who have delivered (and not revoked) valid consents on or before the Expiration Date will be paid a cash payment (the “First Consent Fee”) equal to 0.50% of the accreted value (determined as of the Record Date) of Notes in respect of which a valid consent in favor of the proposed waiver and amendment (a “Consent”) has been delivered and not revoked on or before the Expiration Date; and (ii) in the event the Prior Financials, Second Quarter Financials and Third Quarter Financials are not furnished to the holders of the Notes and filed with the trustee under the Indenture prior to January 11, 2006, an additional cash payment to consenting holders of the Notes (the “Second Consent Fee” and together with the First Consent Fee, the “Consent Fee”) equal to 0.25% of the accreted value (determined as of the Record Date) of Notes in respect of which a valid Consent has been delivered and not revoked on or before the Expiration Date.

Notwithstanding any other provision of the consent solicitation, payment of the First Consent Fee is conditioned upon (i) the receipt by ACIH of valid Consents from holders of a majority in aggregate principal amount at stated maturity of all outstanding Notes on or prior to the Expiration Date, (ii) the waiver from a majority of Atrium’s senior lenders under its Credit Agreement (the “Bank Waiver”) and the waiver from the lender under Atrium’s A/R Facility (the “A/R Waiver”, and together with the Bank Waiver, the “Lender Waivers”) being in full force and effect on November 10, 2005, and (iii) the extension of the Lender Waivers and the waivers from a majority of Atrium’s senior lenders under its Credit Agreement and the lender under Atrium’s A/R Facility of ACIH’s contemplated failure to deliver the Third Quarter Financials through and including February 10, 2006 (collectively, the “Lender Extension Waivers”) being in full force and effect on the Expiration Date. Notwithstanding any other provision of the consent solicitation, payment of the Second Consent Fee is conditioned upon (i) the receipt by ACIH of valid Consents from holders of a majority in aggregate principal amount at stated maturity of all outstanding Notes on or prior to the Expiration Date, (ii) the Lender Waivers being in full force and effect on November 10, 2005, (iii) the Lender Extension Waivers being in full force and effect on January 11, 2006 and (iv) the Prior Financials, Second Quarter Financials and Third Quarter Financials not being furnished to the Holders and filed with the Trustee prior to January 11, 2006.

ACIH will hold a conference call for holders of the Notes to discuss the consent solicitation and to announce preliminary 2004 year-end results at 10:00 a.m. (EST) on Wednesday, November 9, 2005. The call-in number is (800) 895-1549 (reference "Atrium"). A replay will be available at 1:00 p.m. (EST) on November 9, 2005. The replay call-in number is (800) 839-3013.

The information in this Current Report on Form 8-K (this "Current Report") is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.

Date: November 7, 2005
By: /s/ Philip J. Ragona

Name: Philip J. Ragona

Title: Senior Vice President and General Counsel